Exhibit 10.2

WIDEPOINT CORPORATION

2017 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Dear ______________:

You have been granted an award of restricted shares of the common stock of WidePoint Corporation (the “Company”) constituting a Restricted Stock Award (this “Award”) under the Company’s 2017 Omnibus Incentive Plan (the “Plan”). This Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Additional provisions regarding this Award and definitions of capitalized terms used and not defined in this Award Agreement can be found in the Plan.

Grant Date:	_____________ ___, 20__
Number of Shares of Restricted Stock (“Restricted Shares”):	___________

Vesting Schedule and/or Performance Requirements:

_____________

Except as otherwise provided above, upon your termination of employment with, or cessation of services to, the Company prior to the date the Restricted Shares are vested, you will forfeit the unvested Restricted Shares.

Certificate:

Until the Restricted Shares vest, the Company may, at the Administrator’s discretion, issue one or more certificates representing such Restricted Shares, with an appropriate restrictive legend, and/or maintain possession of the certificate representing the Restricted Shares (with or without a legend) and/or take any other action that the Administrator deems necessary or advisable to enforce the limitations under this Award Agreement and the Plan. The following is an example of an appropriate legend:

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary or by operation of law, is subject to certain restrictions set forth in a Restricted Stock Award Agreement, dated as of ___________, 20__, by and between WidePoint Corporation and the registered owner hereof. A copy of such Agreement may be obtained from the Secretary of WidePoint Corporation.

After (i) a Restricted Share vests and, if applicable, the Administrator certifies that performance goals have been achieved; (ii) the receipt by the Company from you of the certificate with legend representing such Restricted Share (if such a certificate had been issued to you); and (iii) any applicable tax requirements under this Award Agreement and the Plan are met, the Company will deliver to you a certificate representing such Restricted Share, free of any legend pertaining to any restrictions on transfer, or instruct its transfer agent to remove any applicable stop-transfer orders, and such Restricted Share shall thereupon be free of all transfer restrictions other than those imposed by law or other regulatory standards. Notwithstanding the foregoing, the Company will not be obligated to issue or deliver any certificates unless and until the Company is advised by its counsel that the issuance and delivery of the certificates are in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange upon which the Stock is traded.

Transferability of Restricted Shares:

You may not sell, transfer or otherwise alienate or hypothecate any of your Restricted Shares until they are vested. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale. The Company also may require you to enter into a shareholder’s agreement that will include additional restrictions on the transfer of Shares acquired under this Award that will remain effective after such Shares have vested.

Voting and Dividends:	Subject to the terms of the Plan, you will have all the rights of a shareholder of the Company with respect to voting and receipt of dividends and other distributions on the Restricted Shares.

Transferability of Award:	You may not transfer or assign this Award for any reason, other than as set forth in the Plan. Any attempted transfer or assignment will be null and void.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Tax Withholding:

You understand that you (and not the Company or any Affiliate) shall be responsible for your own federal, state, local or foreign tax liability and any other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. You understand that you may alter the tax treatment of the Shares subject to this Award by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of this Award to be effective. You should consult with your tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. You acknowledge that it is your sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if you request the Company or its representatives to make this filing on your behalf.

To the extent that the receipt or the vesting of the Restricted Shares, or the payment of dividends on the Restricted Shares, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt, vesting or payment, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations or to delay delivery of the shares.

Miscellaneous:	•	This Award Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment or the amendment is otherwise permitted without your consent by the Plan.

	•	The failure of the Company to enforce any provision of this Award Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

	•	In the event any provision of this Award Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in this Award Agreement.

	•	As a condition to the grant of this Award, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Award shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Award Agreement or the Plan, and any determination made by the Administrator pursuant to this Award Agreement or the Plan, shall be final, binding and conclusive.

	•	This Award may be executed in counterparts.

BY SIGNING BELOW AND ACCEPTING THIS RESTRICTED STOCK AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE HAVING READ THIS AGREEMENT AND THE PLAN.

WIDEPOINT CORPORATION

By:
	[Name of Authorized Officer]	[Name of Recipient]

Date:

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